UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 21, 2019

Gladstone Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 287-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Common Stock, $0.001 par value per share	GLAD	Nasdaq Global Select Market

6.125% Notes due 2023, $25.00 par value per note	GLADD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01. Other Events.

On August 21, 2019, Gladstone Capital Corporation (the “Company”) announced that it plans to redeem all of its outstanding shares of its 6.00% Series 2024 Term Preferred Stock due 2024, par value $0.001 per share, liquidation preference $25.00 per share (“Series 2024 Term Preferred Stock”).  The anticipated redemption date is October 2, 2019 at a redemption price of $25.004166 per share, which represents the liquidation preference per share, plus accrued and unpaid dividends through October 1, 2019 in the amount of $0.004166 per share.  Such redemption price payment shall be made after the payment of the September dividend of $0.125 per share to the Series 2024 Term Preferred Stock holders of record on September 17, 2019. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Gladstone Capital Corporation, dated August 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Capital Corporation

Date: August 21, 2019	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
Chief Financial Officer and Treasurer